UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Crossman Avenue

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

Appointment of Chief Financial Officer

On March 2, 2020, NetApp, Inc. (the “Company”) announced the appointment of Michael Berry, age 56, as Executive Vice President and Chief Financial Officer of the Company (as well as principal financial officer). Mr. Berry’s appointment will be effective March 16, 2020.

Prior to his appointment, Mr. Berry served as executive vice president and chief financial officer of McAfee from February 2017. Mr. Berry was previously employed by FireEye, Inc., where he served as executive vice president, chief financial officer and chief operating officer. Prior to FireEye, Mr. Berry was executive vice president and chief financial officer of Informatica Corporation from November 2014 to September 2015. Mr. Berry previously served in a variety of operational and finance positions, including as executive vice president and chief financial officer of SolarWinds, Inc. and i2 Technologies, Inc. Mr. Berry has served on the board of Rapid7, Inc. since November 2012 and is the chair of its audit committee. Mr. Berry holds a BA degree in Finance from Augsburg College and an MBA in finance from the University of St. Thomas.

Mr. Berry does not have a family relationship with any of the officers or directors of the Company.

There are no related party transactions reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The material terms of Mr. Berry’s offer letter, as approved by the Committee, are as follows:

•	His annual base salary will be $600,000.

•	His annual incentive compensation target percentage will be 110% of his base salary.

•	The Company will grant $5,500,000 in value of service-vested restricted stock units (“RSUs”), on or about the fifteenth of the month following the month in which Mr. Berry’s commences employment with the Company, which shall vest 25% on each anniversary of the vesting commencement date, subject to Mr. Berry’s continued employment with the Company through the applicable vesting date. The service-vested RSUs will be granted pursuant to the form of RSU Agreement previously approved by the Committee.

Mr. Berry will also be eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

A copy of the offer letter with Mr. Berry will be filed with the Company’s Annual Report on Form 10-K. The above summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the offer letter.

The Board also approved the Company’s entry into a Change of Control Severance Agreement and an Indemnification Agreement with Mr. Berry, each in the form previously approved by the Board. These agreements will be effective March 16, 2020.

A copy of the Company’s press release announcing the appointment of Mr. Berry as Executive Vice President and Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Exhibit No.	Description

99.1	Press release, dated March 2, 2020, announcing appointment of Michael Berry as Executive Vice President and Chief Financial Officer of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
(Registrant)

March 2, 2020	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary